EXHIBIT 21
List of world-wide subsidiaries for Boston Scientific

Advanced Bionics Corporation (Delaware)
Advanced Bionics GmbH (Germany)
Advanced Bionics Japan Company Ltd. (Japan)
Advanced Bionics NV (Belgium)
Advanced Bionics SARL (France)
Advanced Bionics SL (Spain)
Advanced Bionics UK Ltd. (England)
Advanced Stent Technologies, Inc. (Delaware)
AFx, Inc. (California)
AMS Medinvent S.A. (Switzerland)
Arter Re Insurance Company, Ltd. (Bermuda)
B.I.C. Insurance Company of Vermont, Inc. (Vermont)
BSC Capital S.à r.l. (Luxembourg)
BSC International Holding Limited (Ireland)
BSC International Medical Trading (Shanghai) Co., Ltd. (China)
BSM Tip Gerecleri Limited Sirketi (Turkey)
Boston Scientific (2001) Ltd. (Israel)
Boston Scientific (Malaysia) Sdn. Bhd. (Malaysia)
Boston Scientific (South Africa) (Proprietary) Limited (South Africa)
Boston Scientific (Thailand) Ltd. (Thailand)
Boston Scientific (UK) Limited (England)
Boston Scientific (Zurich) GmbH (Switzerland)
Boston Scientific AG (Switzerland)
Boston Scientific Alajuela BSCA, S.R.L. (Costa Rica)
Boston Scientific Argentina S.A. (Argentina)
Boston Scientific Asia Pacific Pte. Ltd. (Singapore)
Boston Scientific B.V. (The Netherlands)
Boston Scientific Benelux B.V. (The Netherlands)
Boston Scientific Benelux NV (Belgium)
Boston Scientific Bulgaria EOOD (Bulgaria)
Boston Scientific Capital(UK) (England)

Boston Scientific Capital Japan Nin-I Kumiai (Japan)
Boston Scientific Ceska repulika s.r.o. (Czech Republic)
Boston Scientific Colombia Limitada (Colombia)
Boston Scientific Cork Limited (Ireland)
Boston Scientific Corporation Northwest Technology Center, Inc. (Washington)
Boston Scientific Danmark ApS (Denmark)
Boston Scientific del Caribe, Inc. (Puerto Rico)
Boston Scientific Distribution Company (Ireland)
Boston Scientific Distribution Ireland Limited (Ireland)
Boston Scientific Eastern Europe B.V. (The Netherlands)
Boston Scientific Europe S.P.R.L. (Belgium)
Boston Scientific Far East B.V. (The Netherlands)
Boston Scientific Foundation, Inc. (Massachusetts)
Boston Scientific Funding LLC (Delaware)
Boston Scientific Ges.m.b.H. (Austria)
Boston Scientific Glens Falls Corp. (Delaware)
Boston Scientific Hellas S.A. - Minimally Invasive Medical Instruments (Greece)
Boston Scientific Holland B.V. (The Netherlands)
Boston Scientific Hong Kong Limited (Hong Kong)
Boston Scientific Hungary Trading Limited Liability Company (Hungary)
Boston Scientific Iberica, S.A. (Spain)
Boston Scientific International B.V. (The Netherlands)
Boston Scientific International Distribution Limited (Ireland)
Boston Scientific International Finance Limited (Ireland)
Boston Scientific International Holding B.V. (The Netherlands)
Boston Scientific International Holding Limited (Ireland)
Boston Scientific International S.A. (France)
Boston Scientific Ireland Limited (Ireland)
Boston Scientific Israel Limited (Israel)
Boston Scientific Japan K.K. (Japan)
Boston Scientific Korea Co., Ltd. (Korea)
Boston Scientific Latin America B.V. (The Netherlands)
Boston Scientific Latin America B.V. (Chile) Limitada (Chile)
Boston Scientific Lebanon SAL (Lebanon)

Boston Scientific Limited (England)
Boston Scientific Limited (Ireland)
Boston Scientific Ltd. (Canada)
Boston Scientific Medizintechnik GmbH (Germany)
Boston Scientific Miami Corporation (Florida)
Boston Scientific Middle East SAL (Offshore) (Lebanon)
Boston Scientific Mountain View Corp. (Delaware)
Boston Scientific New Zealand Limited (New Zealand)
Boston Scientific Norge AS (Norway)
Boston Scientific Sverige AB (Sweden)
Boston Scientific Panama S.A. (Panama)
Boston Scientific Philippines, Inc. (Philippines)
Boston Scientific Polska Sp. z o.o. (Poland)
Boston Scientific Pty. Ltd. (Australia)
Boston Scientific S.A. (France)
Boston Scientific S.p.A. (Italy)
Boston Scientific S.à r.l. (Luxembourg)
Boston Scientific Santa Rosa Corp. (California)
Boston Scientific Scimed, Inc. (Minnesota)
Boston Scientific Suomi Oy (Finland)
Boston Scientific Technologie Zentrum GmbH (Germany)
Boston Scientific TIP Gerecleri Limited Sirketi (Turkey)
Boston Scientific Tullamore Limited (Ireland)
Boston Scientific Uruguay S.A. (Uruguay)
Boston Scientific Wayne Corporation (New Jersey)
Boston Scientific de Costa Rica S.R.L. (Costa Rica)
Boston Scientific de Mexico, S.A. de C.V. (Mexico)
Boston Scientific de Venezuela, C.A. (Venezuela)
Boston Scientific do Brasil Ltda. (Brazil)
Cardiac Pacemakers, Inc. (Minnesota)
CardioThoracic Systems, Inc. (Delaware)
Catheter Innovations, Inc. (Delaware)
Corvita Corporation (Florida)

Corvita Europe S.A. (Belgium)
CryoVascular Systems, Inc. (Delaware)
EndoTex Interventional Systems, Inc. (Delaware)
EndoVascular Technologies, Inc., (Delaware)
Enteric Medical Technologies, Inc. (Delaware)
EP Technologies, Inc. (Delaware)
Forwich Limited (Ireland)
Guidant (Thailand) Ltd. (Thailand)
Guidant AG (Switzerland)
Guidant Aparelhos Medicos, Lda. (Portugal)
Guidant Australia Pty. Ltd. (Australia)
Guidant Belgium NV (Belgium)
Guidant Canada Corporation (Canada)
Guidant Corporation (Indiana)
Guidant CR s.r.o. (Czech Republic)
Guidant Denmark A/S (Denmark)
Guidant Europe NV (Belgium)
Guidant Foundation (Indiana)
Guidant France S.A.S. (France)
Guidant GmbH (Germany)
Guidant Group B.V. (Netherlands)
Guidant Holdings, Inc. (Indiana)
Guidant Holdings B.V. (Netherlands)
Guidant Holdings C.V. (Netherlands)
Guidant Hong Kong Limited. (Hong Kong)
Guidant India Private Limited (India)
Guidant International B.V. (Netherlands)
Guidant Intercontinental Corporation (Indiana)
Guidant Investment Corporation (California)
Guidant Italia S.r.l. (Italy)
Guidant Japan K.K. (Japan)
Guidant Limited (England)

Guidant Luxembourg S.a r.l. (Luxembourg)
Guidant Nederland B.V. (Netherlands)
Guidant Norway AS (Norway)
Guidant Österreich G.m.b.H. (Austria)
Guidant Puerto Rico B.V. (Netherlands)
Guidant Puerto Rico Sales Corporation (Texas)
Guidant, S.A. (Spain)
Guidant Sales Corporation (Indiana)
Guidant Singapore Pte. Ltd. (Singapore)
Guidant Sweden AB (Sweden)
Guidant do Brasil Ltda.(in dormancy) (Brazil)
InControl Europe NV (in liquidation) (Belgium)
Intermedics, Inc. (Delaware)
Intermedics Electromedicina, S.A. (Spain)
InterVentional Technologies Europe Limited (Ireland)
Interventional Technologies, LLC (Delaware)
Medical Research Products A (California)
Nilo Holding SA (Switzerland)
Norse Ventures B.V. (The Netherlands)
Origin Medsystems, Inc. (Delaware)
Precision Vascular Systems, Inc. (Utah)
Rubicon Medical Corporation (Delaware)
Rubicon Medical, Inc. (Utah)
Schneider (Europe) GmbH (Switzerland)
Schneider Belgium N.V. (Belgium)
Schneider Puerto Rico (Delaware)
Smart Therapeutics, Inc. (Delaware)
Stream Enterprises LLC (Delaware)
Target Therapeutics, Inc. (Delaware)

Structure of ownership and control:
Boston Scientific wholly owns or has a majority interest in all of the aforementioned entities.